News Release

MIHI Management Says It Is Poised To Become The Fastest Growing Provider In the New Virtual Medical Consultations Marketplace

Management Team Seeks To Be Largest Provider Of Tele-Medicine Services To Rural Populations; Market Estimated To Be Over 87,000,000 Patients.

ONTARIO, CA – 6/15/2016 –

Medina Innovation Holdings, Inc. (“MIHI” or the “Company”) (OTC: MIHI) has, through recent filings including an 8K and an 8K/A, set out in detail its strategy going forward, and its advantages and innovations that management feels will set the Company apart from the field. Today, management shared some of its observations in a more condensed manner.

It is the Company’s intention that through succinct quotes from the Company’s management, their and the Company’s vision will be more clearly revealed.

This press release will contain quotes from the Companies upper management:

Arturo “Jake” Sanchez, age 60, CEO and Director;

Christopher JWB Leggett, MD, age 55, CMO; and

Lawrence Litowitz, age 64, Interim CFO

Their bios as set out in the filings and are included below at the end of this press release, for convenience.

Arturo “Jake” Sanchez, age 60, CEO and Director, stated:

“I first want to say, that this management team is probably composed of the most experienced and dedicated professionals that I have worked with. It feels like management and the supporting staff, are all in this together and that we want to give something back to the country while also showing that good business… can also be profitable… very profitable!”

He continued: “Its all about providing services to those in need.

The current healthcare delivery system, which serves the 87 million rural US patients, is grossly inadequate. Because specialists are primarily based in urban areas, rural patients do not have direct access to these specialists and are forced to travel great distances, wasting time and money to get the care they need.

Not only do we provide specialists to these rural residents, but because we will be working in states that require these services be covered by medical insurance... we are guaranteeing these residents will have better access to specialists… and at no additional cost to them! Another bonus is that the local rural physician also receives revenues which they can use to provide even better services for their patients!”

We believe Government support & the required reimbursements by insurers will continue to increase and we are structured to take full advantage of this revenue stream guaranteed by the State governments.

We will be initially focusing on 35 States that mandate insurance coverage. Our business model is unique in that it provides increased revenues to our rural doctors & provides guaranteed payments to our remote specialists.

We intend to become the most extensive and robust specialty telemedicine program in the United States with the capability to implement telemedicine programs and develop networks throughout the 50 states and eventually around the world.”

Dr. Christopher JWB Leggett, age 55, CMO, stated:

“Our unique telemedicine platform brings together many different modalities of telemedicine to create a virtual multi-specialty practice within our referring partner’s primary clinic practice. Our business model greatly increases the access to specialty providers, including, neurology, dermatology, ENT, management of high risk pregnancy, OB/GYN, mental health, gastroenterology, endocrinology, pediatrics, cardiology, nephrology, pulmonology, and urology.

Current competition is mostly based on the current large hospital / holding company medical model. The primary competition is various hospitals conglomerates, and local health groups. The local groups are typically either hospital-based health services or independent primary care physicians who may not be focused on availability of add-on expertise through our model.

Our platform is designed to bring unparalleled access to quality healthcare in real time, as needed, and create huge cost savings and efficiencies.”

Lawrence Litowitz, age 64, Interim CFO, stated:

“Neither the large conglomerate hospital chain nor the local hospital-based groups may soon adopt our model because of the burden of their overhead nor capital costs. Moreover, their revenue model is based on treatment delivery not broader efficient health solutions. Their expertise, overhead structure, revenue model and mindset simply preclude them from breaking out of their current misaligned business models.”

Indeed, the current medical system and its technological advances as well as the current Regulatory trajectory are trapped in outdated, high cost, and ineffective business models. Our mission is to implement cost-effective technological management and develop business models around them to make health care and wellness more affordable and accessible.

“We intend to prioritize and drive sales growth where State Laws support Telehealth. There are currently 35 States where we would initially target our expansion.”

***

Arturo “Jake” Sanchez, age 60, CEO and Director

Arturo “Jake” Sanchez was appointed CEO May 13, 2016. Jake is a seasoned executive with extensive skills in operations, technology, P&L oversight, direct and non-direct channel sales and marketing working with both startups and growth organizations. He is a results oriented leader with proven accomplishments in strategic positioning using process driven approach to manage and scale organizations. He comes with a track record of increasing revenue, driving down costs, growing the bottom line while driving up productivity. He has worked extensively in disruptive market opportunities where technology, regulations, and laws create havoc and change in existing markets allowing new players to enter the marketplace.

Mr. Sanchez was founder and Chairman/ CEO of Planning Technologies, Inc. where he developed leadership tactics focused on growth and revenue. PTI was recognized as one of the nation’s premier leading providers of consulting and engineering services. The company grew under Mr. Sanchez’s leadership to include more than 200 employees serving a worldwide client base of Fortune 100 companies and U.S. government agencies. While working with the Veterans Administration Mr. Sanchez and his company designed, developed, integrated, and installed one of the first tele medicine applications for remote heart monitoring and diagnostics.

While at Sunrise Computer Systems in Atlanta, GA., he designed corporate data networks for large hospital systems most notably Piedmont Hospital in Atlanta. He also worked with Wellstar, Georgia Baptist, Emory, and Northside Hospital.

Mr. Sanchez has been recognized as one of the nation’s top entrepreneurs. Planning Technologies, Inc. won distinction as the Atlanta Hispanic Chamber of Commerce Hispanic Business of the Year, The Small Business Administration (SBA) Minority/Supplier of the year, the fastest growing Hispanic firm of the year, and The Department of Agriculture Minority Firm of the year.

Mr. Sanchez has been recognized as a finalist for the Ernst & Young Entrepreneur of the Year Award and as a member of various High Tech 50 awards for Hispanic Magazine and various other technology publications.

He has served on the boards of the Red Cross, Georgia State Mack Robinson College of Business, Kennesaw State University Foundation executive committee, Charter Bank, One Georgia Bank (advisor) and was governor-appointed to serve on the Georgia Port Authority Board where he became chair of trade development. Mr. Sanchez was also recognized as a Kennesaw State University Fellow and was awarded the prestigious Erwin Zaban Entrepreneurial award by the Foundation.

Mr. Sanchez received his undergraduate degree in Finance and was a four-year letterman in wrestling at Marshall University.

Dr. Christopher JWB Leggett, age 55, CMO

Dr. Christopher JWB Leggett is a clinical academic interventional cardiologist. He received his initial board certifications in internal medicine, cardiology and interventional cardiology through the American Board of Internal Medicine. He presents to us with a lifetime of stellar achievement. He attended Phillips Academy in Andover, Massachusetts. After graduation, he received a four year academic scholarship to attend Princeton University. He graduated with a Bachelor of Arts degree in 1982. He was a campus leader involved in numerous organizations and member of the Princeton University basketball team.

His education continued at Case Western Reserve School of Medicine where he received his Doctorate of Medicine in 1986. He completed his internal medicine internship and residency at the world renowned Johns Hopkins Hospital in Baltimore, Maryland. He then completed his cardiology fellowship at Emory University School of Medicine. Immediately following his fellowship he remained on faculty at Emory as an attending in the Cardiac Catheterization Laboratory at the Veterans Administration Hospital of Atlanta. Dr. Leggett was then offered a prestigious interventional cardiology fellowship at the University of Alabama at Birmingham under the tutelage of world leader and pioneer of coronary cardiac stent technology, Dr. Gary Roubin. He was subsequently expertly trained in all aspects of coronary and peripheral endovascular interventions and technology.

Dr. Leggett has had the privilege of treating thousands of patients in the Atlanta metropolitan area and throughout the United States. He is a scholar who has authored book chapters, numerous scientific publications, participated regularly as a clinical investigator in national and international clinical research trials. He has collaborated in the development of innovative cardiovascular and neurologic lifesaving endovascular technologies.

He served as Vice President and President of the southeastern affiliate of the American Heart Association. He was appointed by the United States Secretary of the Department of Health and Human Services, Tommy Thompson, to serve a four year term on the National Practicing Physician Advisory Council in Washington, D.C. He was a member of the National Institute of Health Expert Panel to Eliminate Disparities in Cardiovascular Care and Outcomes. In 2010 he led the effort to receive state Certificate of Need approval for the first Interventional Cardiology service line and program in rural South Georgia. From 2010 thru 2013 he was intensely immersed in the task of improving access and bringing top quality lifesaving invasive and interventional cardiovascular care to patients in rural South Georgia. The success with his program was enormous and saved countless lives. This program ultimately served as a model for health systems throughout the United States.

Lawrence Litowitz, age 64, Interim CFO

Mr. Litowitz was appointed Interim CFO on May 13, 2016. He is also appointed a Director effective June 13, 2016. Mr. Litowitz’s experience includes over 35 years focusing on entrepreneurial and middle-market companies in a broad range of businesses. He has worked in venture capital, venture capital backed companies and companies with a nation- wide footprint. Additionally, he has participated or led 11 IPO transactions. Additionally, he has been the CFO of 3 public companies ranging in size from $25mm to $350mm implementing Sarbox programs and interacting with institutional investors on road shows and investor calls. Mr. Litowitz has also been the CFO of a major Private Equity firm participating in many different financing rounds of all types.

He was the Chief Financial Officer for Galen Partners, a leading venture capital firm with over $400 million under management, specializing in healthcare businesses, including high tech enterprises. These included voice recognition technology, specialized data information and high tech infusion system companies. Total revenue of the portfolio companies was over $800 million. While at Galen, he was a member of numerous boards of portfolio companies of which three were taken public. He was the first employee and he structured the firm’s due diligence as well as its reporting and accounting policies. Mr. Litowitz’s responsibilities included acting as mentor and leader to portfolio Chief Financial Officers and was a liaison to many of Galen’s investors.

About Medical Innovation Holdings, Inc.

MIHI, a Colorado-based publicly traded company, owns and operates strategically aligned health care service companies focused on the delivery of clinical virtual medicine (health) as a way of bringing quality medical care to all areas of need including rural and underdeveloped areas across the country. Through our wholly owned subsidiary, 3Point Care, we provide personalized high-tech high-touch telemedicine encounters pairing our virtual health specialty doctors with traditional primary doctors utilizing nextgen virtual health technologies in order to connect a patient with a multi-disciplinary specialty clinical healthcare practice. Through our other companies and relationships we offer Affordable Care Organization (ACO) support, wellness and prevention, lab analysis and lab services, and remote diagnostic monitoring.

We serve a number of constituents and stakeholders interested in reducing the cost of care, enhancing the quality of care, promoting access to care, and maintaining the continuum of care.

For more information on MIHI, please visit the Company’s website at http://medicalinnovationholdings.com

To be added to the Company investor email list, please email investor@MedicalInnovationHoldings.com with MIHI in the subject line.

To leave a message please call +1-866-883-3793 for Investor Relations

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

News Release

Investor Contacts:

investor@medicalinnovationholdings.com